Exhibit 1.1
6,074,767 Shares
NorthWestern Corporation
Common Stock, $0.01 Par Value
UNDERWRITING AGREEMENT
November 16, 2021
BofA Securities, Inc.
One Bryant Park
New York, New York 10036

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
As Representatives of the Several Underwriters
BofA Securities, Inc.
One Bryant Park
New York, New York 10036
As Forward Seller
Bank of America, N.A.
One Bryant Park
New York, New York 10036
As Forward Purchaser
Ladies and Gentlemen:
1.Introductory. Each of NorthWestern Corporation, a Delaware corporation (the “Company”), and BofA Securities, Inc. (in its capacity as agent for the Forward Purchaser (as defined below), the “Forward Seller”), at the Company’s request in connection with a letter agreement (the “Initial Forward Sale Agreement”) between the Company and Bank of America, N.A. (in such capacity, the “Forward Purchaser”) relating to the forward sale by the Company of a number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) equal to the applicable number of Borrowed Underwritten Securities (as defined below) sold by the Forward Seller pursuant to this Agreement, confirms its agreement with BofA Securities, Inc., J.P. Morgan Securities LLC and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom BofA Securities, Inc. and J.P. Morgan Securities LLC are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 1,401,869 shares of Common Stock (the “Primary Securities”), (ii) the sale by the Forward Seller and the Company and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 4,672,898 shares of Common Stock and (iii) the grant by each of the Forward Seller and the Company to the Underwriters, acting severally and not jointly, of the option described in Section 4(b) hereof to purchase all or any part of 911,215 additional shares of Common Stock. The Primary

Securities, the Forward Underwritten Securities (as defined below) and the Optional Securities (as defined below) are herein referred to collectively as the “Offered Securities.”
The Primary Securities, the Borrowed Underwritten Securities (as defined below) and the Company Top-Up Underwritten Securities (as defined below) are herein referred to collectively as the “Initial Securities.” The portion of the Forward Underwritten Securities to be sold by the Forward Seller pursuant to Section 4(a)(ii)(A) are herein referred to as the “Borrowed Underwritten Securities.” The portion of the Forward Underwritten Securities to be sold by the Company pursuant to Section 10(a) are herein referred to as the “Company Top-Up Underwritten Securities” (and together with the Borrowed Underwritten Securities, the ”Forward Underwritten Securities”). The shares of Common Stock to be sold by the Forward Seller pursuant to Section 4(b) are herein referred to as the “Borrowed Optional Securities.” The Borrowed Optional Securities, the Company Optional Securities (as defined below) and the Company Top-Up Optional Securities (as defined below) are herein referred to collectively as the “Optional Securities.” The Primary Securities, the Company Top-Up Underwritten Securities, the Company Optional Securities and the Company Top-Up Optional Securities are herein referred to collectively as the “Company Securities.” The Borrowed Underwritten Securities and the Borrowed Optional Securities are herein referred to collectively as the “Borrowed Securities.” References herein to the “Forward Sale Agreement” are to the Initial Forward Sale Agreement and/or any Additional Forward Sale Agreement (as defined below) as the context requires.
2.Representations and Warranties of the Company.
(i) The Company represents and warrants to, and agrees with, the several Underwriters, the Forward Purchaser and the Forward Seller that:
(a)The Company has filed with the Commission a registration statement on Form S-3 (No. 333-253047), including a related prospectus, covering the registration of the Offered Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.
For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of such Registration Statement pursuant to Rule 430B(f).
“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.
“Act” means the Securities Act of 1933, as amended.
“Applicable Time” means 5:45 P.M. (Eastern time) on the date of this Agreement.
“Closing Date” has the meaning defined in Section 4 hereof.
“Commission” means the Securities and Exchange Commission.
“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Final Prospectus” means the Statutory Prospectus relating to the Offered Securities that was first filed pursuant to Rule 424(b) after the Applicable Time.
“First Closing Date” has the meaning defined in Section 4 hereof.
“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B-2 hereto.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
“Optional Closing Date” has the meaning defined in Section 4 hereof.
“Rules and Regulations” means the rules and regulations of the Commission.
“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.
Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.
(b) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the applicable Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the applicable Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives, the Forward Purchaser or the Forward Seller, as applicable, specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
(c) (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.
(ii)The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose or pursuant to Section 8A of the Act has been instituted or, to the knowledge of the Company, shall be contemplated by the Commission

(iii)The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, the Forward Purchaser and the Forward Seller, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Representatives, the Forward Purchaser and the Forward Seller, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives, the Forward Purchaser and the Forward Seller of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
(iv)The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
(d)As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es), if any, issued at or prior to the Applicable Time and the preliminary prospectus supplement, dated November 15, 2021, including the base prospectus, dated February 12, 2021 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information stated in Schedule B-1 to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, the Forward Purchaser or the Forward Seller, as applicable, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof.
(e)Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives, the Forward Purchaser and the Forward Seller as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives, the Forward Purchaser and the Forward Seller and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(f)As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the consolidated balance sheet as of September 30, 2021 or as of the Company’s then most recently completed quarter or fiscal year, contained in the Company’s quarterly report on Form 10-Q or the Company’s annual report on Form 10-K, as applicable, at the indicated date, and there has been no material change in such information since September 30, 2021 or the Company’s then most recently completed quarter or fiscal year (subject to the issuance of shares of Common Stock under the Company’s (i) dividend reinvestment and direct stock purchase plan, (ii) employee stock purchase plan, (iii) director and executive compensation plans and (iv) other employee benefit plans and the grant of options or other equity awards under any such director and executive compensation plans); as of the date of this Agreement, all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; at each Closing Date, the Company Securities and any shares of Common Stock to be issued and delivered by the Company to the Forward Purchaser pursuant to any Forward Sale Agreement (the “Confirmation Shares”) will be duly listed, and admitted and authorized for trading on the Nasdaq Stock Market LLC (“Nasdaq”).
(g)The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, to execute and deliver this Agreement and each Forward Sale Agreement and to issue, sell and deliver the Company Securities and issue and deliver any Confirmation Shares as contemplated herein and therein.
(h)The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) result in the delisting of the Common Stock from Nasdaq (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”).
(i)As of the date hereof, the Company has no subsidiaries (as defined under the Act) other than those subsidiaries listed on Schedule C hereto (collectively, the “Subsidiaries”), and the Company has no “significant subsidiary,” as that term is defined in Rule 1-02(w) of Regulation S-X under the Act; complete and correct copies of the charters and the bylaws of the Company and each Subsidiary and all amendments thereto have been delivered to the Representatives, the Forward Purchaser and the Forward Seller; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding.
(j)The Offered Securities to be sold pursuant to this Agreement and each Forward Sale Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Offered Securities, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party.
(k)The capital stock of the Company, including the Common Stock, conforms in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus.
(l)The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m)The Company has full corporate power and authority to enter into each Forward Sale Agreement. The Initial Forward Sale Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. Each Additional Forward Sale Agreement, if and when executed, will be duly authorized, executed and delivered by the Company and, when executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. Each Forward Sale Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.
(n)Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, neither the Company nor any of the Subsidiaries is (i) in violation of its respective charters or by-laws or other governance documents or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound, or (iii) in violation of any federal, state, local or foreign law, regulation or rule, or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of Nasdaq), or any decree, judgment or order applicable to it or any of its properties, except for such violations or defaults (excluding clause (i)) as would not have, or reasonably be expected to have, a Material Adverse Effect.
(o)The execution, delivery and performance of this Agreement, the Forward Sale Agreement, the issuance and sale of the Offered Securities and the consummation of the transactions contemplated hereby and thereby will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary of the Company or any of their properties, or (ii) any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, or (iii) the charter or by-laws of the Company or any such Subsidiary, except, in the case of (i) and (ii) above, for breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement and the Forward Sale Agreement.

(p)No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, Nasdaq), or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Offered Securities or the consummation by the Company of the transactions contemplated hereby, other than (i) notification to Nasdaq, if necessary, (ii) registration of the Offered Securities under the Act, which has been effected, (iii) order of the Montana Public Service Commission (the “MPSC”), (iv) order of the Federal Energy Regulatory Commission (the “FERC”), (v) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Offered Securities are being offered by the several Underwriters or (vi) qualification of the offering of the Offered Securities under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).
(q)The FERC has issued an appropriate order or orders with respect to the issuance and sale of the Offered Securities in accordance with this Agreement (the “FERC Order”); and the FERC Order is in full force and effect and the issuance and sale of the Offered Securities pursuant to this Agreement is in conformity with the terms of the FERC Order.
(r)The MPSC has issued an appropriate order or orders with respect to the issuance and sale of the Offered Securities in accordance with this Agreement (the “MPSC Order”); and the MPSC Order is in full force and effect and the issuance and sale of the Offered Securities pursuant to this Agreement is in conformity with the terms of the MPSC Order.
(s)Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter, agent, financial advisor to the Company or in any similar capacity in connection with the offer and sale of the Offered Securities; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby.
(t)The Company and the Subsidiaries possess adequate certificates, licenses, approvals, franchises, authorizations or permits (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to have such Governmental Licenses would not, individually or in the aggregate, have a Material Adverse Effect; and have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate result in a Material Adverse Effect.
(u)Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, to the Company’s knowledge, there are no actions, suits, claims, investigations or proceedings pending or threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, Nasdaq), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect.
(v)Deloitte & Touche LLP, who audited the annual consolidated financial statements of the Company and the Subsidiaries incorporated by reference in the General Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the rules and regulations thereunder.
(w)The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, together with the related notes and schedules, and the interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement or included or incorporated by reference in the General Disclosure Package and the Final Prospectus, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the applicable requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company and the Subsidiaries; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Final Prospectus that are not included or incorporated by reference as required; and all disclosures contained or incorporated by reference in the Registration Statement, the General Disclosure Package or the Final Prospectus regarding “non-GAAP financial measures” (as such term is defined in Regulation G under the Exchange Act) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.
(x)Since the date of the latest audited financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Final

Prospectus, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as a whole.
(y)Neither the Company nor any Subsidiary is, and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, none of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.
(z)Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, and except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).
(aa)The Common Stock is an “actively-traded security” under Rule 101 of Regulation M under the Exchange Act.
(bb)    The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Final Prospectus fairly presents the required information and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(cc)    The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and the Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, such disclosure controls and procedures are effective to perform the functions for which they were established; and, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(dd)    All statistical or market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.
(ee)    The Company has not received any notice from Nasdaq regarding the delisting of the Common Stock from Nasdaq.
(ff)    Except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement.
(gg)    Neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, nor to the Company’s knowledge, their affiliates or controlling persons, has taken, directly or indirectly, any action designed or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.
(hh)    To the Company’s knowledge, there are no affiliations or associations between (i) any member of the FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Final Prospectus.
(ii)    The interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement or included or incorporated by reference in the General Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(jj)    No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.
(kk)    None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other applicable anti-bribery laws, and the Company, its Subsidiaries and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and any other applicable anti-bribery laws. The Company has instituted and maintains policies and procedures designed, in its reasonable judgment, to ensure, and which are reasonably expected to ensure, continued compliance therewith.
(ll)    The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”) (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(mm)    None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United

States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control or other relevant sanctions authority (collectively, “Sanctions”). None of the Company or any of its subsidiaries is located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not, directly or indirectly, use the proceeds of the sale of the Offered Securities, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other Persons, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, forward purchaser, forward seller, advisor, investor or otherwise) of Sanctions.
(nn)    (i)(A) Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, to the Company’s knowledge, there has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (B) the Company and the Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, in the case of this clause (i), reasonably be expected to result in a Material Adverse Effect; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the commercially reasonable protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and (iii) the Company and the Subsidiaries have implemented backup and disaster recovery technology reasonably consistent with industry standards and practices.
3.Representations and Warranties of the Forward Seller.
(a)The Forward Seller represents and warrants to each Underwriter as of the date hereof, the Applicable Time and each Closing Date, and agrees with each Underwriter as follows:
(i)This Agreement has been duly authorized, executed and delivered by the Forward Seller.
(ii)The Initial Forward Sale Agreement has been duly authorized, executed and delivered by the Forward Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Forward Purchaser, enforceable against the Forward Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally or general equitable principles.
(iii)Each Additional Forward Sale Agreement, if any, will be duly authorized, executed and delivered by the Forward Purchaser and, assuming due authorization, execution and delivery by the Company, will constitute a legal, valid and binding obligation of the Forward Purchaser, enforceable against the Forward Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally or general equitable principles.
(iv)The Forward Seller shall, at each Closing Date have the free and unqualified right to transfer the number of Borrowed Securities that it is required to deliver, to the extent that it is required to transfer such Borrowed Securities hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, encumbrance, equity, restriction on voting or transfer or any other claim of any third party of any kind; and upon delivery of such Borrowed Securities and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters shall have the free and unqualified right to transfer such Borrowed Securities purchased by it from the Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity, encumbrance, equity, restriction on voting or transfer or any other claim of any third party of any kind.
4.Purchase, Sale and Delivery of Offered Securities.
(a)Initial Securities.
(i)Primary Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $51.8950 per share set forth in Schedule B-1 (the “Purchase Price”), the respective number of Primary Securities set forth opposite the names of the Underwriters in Schedule A hereto.
(ii)Forward Underwritten Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein:
(A)the Forward Seller (with respect to Borrowed Underwritten Securities) agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Forward Seller, at the Purchase Price, the respective number of Borrowed Underwritten Securities set forth opposite the names of the Underwriters in Schedule A hereto.

(B)the Company (with respect to Company Top-Up Underwritten Securities) agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Purchase Price, a number of Company Top-Up Underwritten Securities, if any, that bears the same proportion to the total number of Company Top-Up Underwritten Securities as the number of Borrowed Underwritten Securities set forth opposite the names of the Underwriters in Schedule A hereto.
The Company and the Forward Seller, as applicable, will deliver the Initial Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the Purchase Price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, NY 10166, at 9:30 A.M., New York time, on November 19, 2021, or at such other time not later than seven full business days thereafter as the Representatives, the Forward Seller and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Initial Securities sold pursuant to the offering.
(b)Optional Securities.
(i)In addition, upon written notice from the Representatives given to the Company and the Forward Seller from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the Purchase Price, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Optional Securities. Each of the Forward Seller (with respect to Borrowed Optional Securities) and the Company (with respect to Company Optional Securities and Company Top-Up Optional Securities) agrees to sell to the Underwriters the respective number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase from the Forward Seller (with respect to Borrowed Optional Securities) and the Company (with respect to Company Optional Securities and Company Top-Up Optional Securities) such Optional Securities. Such Borrowed Optional Securities, Company Optional Securities or Company Top-Up Optional Securities, as applicable, shall be purchased for the account of each Underwriter in the same proportion as the number of Primary Securities set forth opposite such Underwriter’s name bears to the total number of Primary Securities (subject to adjustment by the Representatives to eliminate fractions). No Optional Securities shall be sold or delivered unless the Initial Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company and the Forward Seller.
(i)Within one business day after such notice is given, the Company may, in its sole discretion, execute and deliver to the Forward Purchaser a letter agreement substantially in the form attached hereto as Schedule D (each such letter agreement, an “Additional Forward Sale Agreement”) between the Company and the Forward Purchaser relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Sale Agreement), of a number of shares of Common Stock equal to the aggregate number of Optional Securities as to which the several Underwriters are then exercising the option to be sold by the Forward Seller pursuant to this Agreement, on terms substantially similar to the Initial Forward Sale Agreement, mutatis mutandis, as agreed by the parties. If the Company does not timely execute and deliver such Additional Forward Sale Agreement pursuant to the above or the Forward Purchaser does not timely execute and deliver to the Company such Additional Forward Sale Agreement, such Additional Forward Sale Agreement shall not be deemed to exist for purposes of this Agreement and the Company will sell a number of shares of Common Stock equal to the aggregate number of Optional Securities as to which the several Underwriters are then exercising the option. Shares of Common Stock sold by the Company pursuant to this Section 4(b) are herein referred to collectively as “Company Optional Securities.”
Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives and the Forward Seller, as applicable, but shall be at least one business day (except in the case such time of delivery and payment would occur on the First Closing Date) and not later than five full business days after written notice of election to purchase Optional Securities is given. The Company or the Forward Seller, as applicable, will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters or the account of the Forward Seller, as applicable, in a form reasonably acceptable to the Representatives or the Forward Seller, as applicable, against payment of the Purchase Price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company or the Forward Seller, as applicable, at the above office of Hunton Andrews Kurth LLP.

(c)If with respect to the Borrowed Securities, (i) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to any Closing Date, (ii) any of the conditions set forth in Section 8 hereof have not been satisfied on or prior to such Closing Date or (iii) any of the conditions set forth in the applicable Forward Sale Agreement shall not have been satisfied on or prior to such Closing Date (clauses (i) through (iii), together, the “Conditions”), then the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters the Borrowed Securities otherwise deliverable on such date. In addition, in the event that in the Forward Purchaser’s good faith and reasonable judgment (A) on or prior to 9:00 A.M., New York time, on the applicable Closing Date, the Forward Seller (or its affiliate) is unable to borrow and deliver for sale a number of shares of Common Stock equal to the number of Borrowed Securities to be borrowed and sold pursuant to this Agreement on such Closing Date, or (B) either it is impracticable to do so or the Forward Seller (or its affiliate) would incur a stock loan fee of more than a rate equal to 25 basis points per annum to do so with respect to all or any portion of such full number of Borrowed Securities, then, in each case and upon notice delivered no later than 9:00 A.M., New York time, on such Closing Date, the Forward Seller shall only be required to deliver for sale to the Underwriters on such Closing Date, the aggregate number of shares of Common Stock that the Forward Seller or its affiliate is able to borrow in connection with establishing its hedge position at or below such cost (the “Actual Sold Forward Amount”).
5.Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.
6.Certain Agreements of the Company. The Company agrees with the several Underwriters, the Forward Purchaser and the Forward Seller that:
(a)Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, the Forward Purchaser and the Forward Seller, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.
(b)Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives, the Forward Purchaser and the Forward Seller of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representatives a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Representatives, the Forward Purchaser and the Forward Seller promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose or pursuant to Section 8A of the Act, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
(c)Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the General Disclosure Package or the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives, the Forward Purchaser and the Forward Seller of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters, the Forward Purchaser and the Forward Seller and the dealers and any other dealers upon request of the Representatives, the Forward Purchaser or the Forward Seller, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the consent of the Representatives, the Forward Purchaser or the Forward Seller, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 8 hereof.
(d)Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.
(e)Furnishing of Prospectuses. The Company will furnish to the Representatives, the Forward Purchaser and the Forward Seller copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives, the Forward Purchaser or the Forward Seller reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters, the Forward Purchaser and the Forward Seller all such documents.
(f)Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.
(g)Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representatives, the Forward Purchaser and the Forward Seller and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives, the Forward Purchaser and the Forward Seller (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives, the Forward Purchaser or the Forward Seller may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(h)Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters, the Forward Purchaser and the Forward Seller) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, any fees charged by investment rating agencies for the rating of the Offered Securities, fees and expenses of the Company’s independent public or certified public accountants and other advisors, costs and expenses related to any review by FINRA of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters, the Forward Purchaser and the Forward Seller relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on Nasdaq and other national and foreign exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters, the Forward Purchaser and the Forward Seller and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.
(i)Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
(j)Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.
(k)Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to any shares of Common Stock or any other securities of the Company convertible into or exchangeable or exercisable for any of its shares of common stock (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except (A) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, (B) issuances of Lock-Up Securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof, (C) issuances of Lock-Up Securities pursuant to the Company’s dividend reinvestment and direct stock purchase plan, employee stock purchase plan, director and executive compensation plans (including deferred compensation plans) and other employee benefits plans and the grant of options or other equity awards under any such director and executive compensation plans or (D) transactions under or pursuant to the Forward Sale Agreement, including the issuance and transfer of shares of Common Stock to the Forward Purchaser pursuant hereto, and transactions under or pursuant to any existing forward sale agreements entered into in connection with the Company’s equity distribution agreement dated April 23, 2021, including the issuance and transfer of shares of Common Stock to the applicable forward purchasers thereto. The Lock-Up Period will commence on the date hereof and continue for 60 days after the date hereof or such earlier date that the Representatives consent to in writing.
7.Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, the Forward Purchaser and the Forward Seller, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, the Representatives, the Forward Purchaser and the Forward Seller, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company, the Representatives, the Forward Purchaser and the Forward Seller is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
8.Conditions of the Obligations of the Underwriters and the Forward Seller. The obligations of the several Underwriters to purchase and pay for the Offered Securities on the applicable Closing Date and the obligation of the Forward Seller to deliver and sell the Borrowed Securities on such Closing Date to the Underwriters will be subject to the accuracy of the representations and warranties of the Company herein as of the date hereof and as of the applicable Closing Date (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
(a)Accountants’ Comfort Letters. The Representatives shall have received letters, dated, respectively, the date hereof and, the applicable Closing Date, of Deloitte & Touche LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and containing such other information of the type ordinarily included in accounts’ “comfort letters” in form and substance satisfactory to the Representatives, covering the financial information in the Registration Statement, General Disclosure Package and the Final Prospectus and other customary matters.

(b)Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been instituted or, to the knowledge of the Company, shall be contemplated by the Commission.
(c)No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, the Forward Purchaser and the Forward Seller, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, the Forward Purchaser and the Forward Seller, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on Nasdaq, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the Forward Purchaser and the Forward Seller, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.
(d)Opinion of Counsel for Company. The Representatives, the Forward Purchaser and the Forward Seller shall have received an opinion, dated the applicable Closing Date of Jones Day, counsel for the Company, substantially in the form set forth in Exhibit B hereto. In addition, the Representatives, the Forward Purchaser and the Forward Seller shall have received an opinion, dated such Closing Date, of Timothy P. Olson, Senior Corporate Counsel and Corporate Secretary of the Company, substantially in the form set forth in Exhibit A hereto.

(e)Opinion of Counsel for Underwriters, the Forward Purchaser and the Forward Seller. The Representatives, the Forward Purchaser and the Forward Seller shall have received from Hunton Andrews Kurth LLP, counsel for the Underwriters, the Forward Purchaser and the Forward Seller, such opinion or opinions, dated the applicable Closing Date, with respect to such matters as the Representatives, the Forward Purchaser and the Forward Seller may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(f)Officer’s Certificate. The Representatives, the Forward Purchaser and the Forward Seller shall have received a certificate, dated the applicable Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose or pursuant to Section 8A of the Act have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no material adverse change in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Final Prospectus.
(g)The relevant Forward Sale Agreement shall be in full force and effect at the applicable Closing Date.
(h)Lock-up Agreements. On or prior to the date hereof, the Representatives shall have received lock-up letters from each of the executive officers and directors of the Company listed in Exhibit C-1 hereto, in each case substantially in the form of Exhibit C-2 hereto.
(i)Approval of Listing. The Company Securities and any Confirmation Shares shall have been approved for listing on Nasdaq at or prior to the applicable Closing Date.
The Company will furnish the Representatives, the Forward Purchaser and the Forward Seller with such conformed copies of such opinions, certificates, letters and documents as the Representatives, the Forward Purchaser or the Forward Seller reasonably request. The Representatives, the Forward Purchaser and the Forward Seller may waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

9.Indemnification and Contribution.
(a)Indemnification of Underwriters, the Forward Purchaser and Forward Seller. The Company will indemnify and hold harmless each Underwriter, the Forward Purchaser and the Forward Seller, their respective partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter, Forward Purchaser or Forward Seller within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, in each case, will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.
(b)Indemnification of Company. Each of the Underwriters, the Forward Purchaser and the Forward Seller will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the information relating to stabilizing transactions and short sales contained in the twenty-second and twenty-third paragraphs under the caption “Underwriting (Conflicts of Interest)” (the “Underwriter Information”).
(c)Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
(d)Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by each of the Company, the Underwriters, the Forward Purchaser and the Forward Seller, as applicable, from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the Company, the Underwriters, the Forward Purchaser and the Forward Seller, as applicable, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by each of the Company, the Underwriters, the Forward Purchaser and the Forward Seller shall be deemed to be in the same respective proportion as (A) in the case of the Company, the total net proceeds from the offering (before deducting expenses) received by the Company (such net proceeds shall include the proceeds to be received by the Company pursuant to the applicable Forward Sale Agreement, assuming Physical Settlement), (B) in the case of the Underwriters, the total compensation received by the Underwriters and (C) in the case of the Forward Purchaser and the Forward Seller, the aggregate Spread (as defined in the applicable Forward Sale Agreement) retained by the Forward Purchaser under such Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the Forward Purchaser and the Forward Seller. The relative fault of each of the Company, the Underwriters, the Forward Purchaser and the Forward Seller shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or relates to the Underwriter Information and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of compensation received by them under this Agreement, and in no event shall the Forward Purchaser and/or the Forward Seller be required to contribute any amount in excess of the aggregate Spread under the applicable Forward Sale Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Underwriters, the Forward Purchaser and the Forward Seller agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(d).

10.Additional Issuance and Sale by the Company. (a) In the event that (i) all the Conditions are not satisfied on or prior to any Closing Date and the Forward Seller elects, pursuant to Section 4(c) hereof not to deliver and sell to the Underwriters their respective portion of the Borrowed Securities otherwise deliverable by the Forward Seller, (ii) in the Forward Purchaser’s good faith and commercially reasonable judgment the Forward Seller is unable to borrow and deliver for sale under this Agreement the full number of Borrowed Securities to be borrowed and sold pursuant to this Agreement on the applicable Closing Date or (iii) in the Forward Purchaser’s good faith and commercially reasonable judgment either it is impracticable to do so or the Forward Seller would incur a stock loan cost of more than a rate equal to 25 basis points per annum to do so with respect to all or any portion of such full number of Borrowed Securities, then, in each case and upon notice delivered no later than 9:00 A.M. New York time, on such Closing Date, the Company shall issue and sell to the several Underwriters on such Closing Date, pursuant to Section 4(c) hereof, in whole but not in part, an aggregate number of shares of Common Stock equal to the difference between the number of Borrowed Securities otherwise deliverable and the Actual Sold Forward Amount. In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the relevant Closing Date for a period not exceeding one (1) business days in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 10(a): (i) in lieu of any Borrowed Underwritten Securities are herein referred to collectively as the “Company Top-Up Underwritten Securities” and (ii) in lieu of any Borrowed Optional Securities for which an Additional Forward Sale Agreement has been executed are herein referred to collectively as the “Company Top-Up Optional Securities.”
(b) Neither the Forward Purchaser nor the Forward Seller shall have any liability whatsoever for any Borrowed Securities that the Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions are not satisfied on or prior to the applicable Closing Date and (ii) the Forward Seller elects, pursuant to Section 4(c) hereof, not to deliver and sell to the Underwriters the Borrowed Securities to be sold by it.

11.Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on the applicable Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement or, with respect to any Optional Closing Date, the obligation of the Underwriters to purchase Optional Securities on such Optional Closing Date, will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 12. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
12.Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters, the Forward Purchaser or the Forward Seller set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Forward Purchaser, the Forward Seller or any of their respective representatives, officers or directors or any controlling person and other persons referred to in Section 9, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, except for any Underwriter or Underwriters that defaulted in their obligations to purchase Offered Securities hereunder on the applicable Closing Date. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason, Sections 6(h), 9 and 18 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 6 shall also remain in effect.
13.Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives c/o BofA Securities, Inc., One Bryant Park, New York, New York 10036, attention: Syndicate Department (email: dg.ecm_execution_services@bofa.com), with a copy to ECM Legal (email: dg.ecm_legal@bofa.com) and J.P. Morgan Securities LLC, 383 Madison Avenue, 6th floor, New York, New York 10179, Attention: Lucy Brash, Email: lucy.j.brash@jpmorgan.com. If sent to the Forward Seller, will be mailed, delivered or telegraphed and confirmed to it at BofA Securities, Inc., One Bryant Park, New York, New York 10036, attention: Syndicate Department (email: dg.ecm_execution_services@bofa.com), with a copy to ECM Legal (email: dg.ecm_legal@bofa.com). If sent to the Forward Purchaser, will be mailed, delivered or telegraphed and confirmed to it at Bank of America, N.A., c/o BofA Securities, Inc., One Bryant Park, New York, New York 10036, attention: Rohan Handa. If sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at NorthWestern Corporation d/b/a NorthWestern Energy, 3010 W. 69th Street, Sioux Falls, SD 57108, Attention: Crystal Lail,

Vice President and Chief Financial Officer (fax (605) 978-2905), with a copy to Robert Joseph, Jones Day, 77 W. Wacker Dr., Chicago, IL 60601.
14.Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons and other persons referred to in Section 9, and no other person will have any right or obligation hereunder.
15.Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.
16.Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of similar import in this Agreement shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000, the Electronic Signatures and Records Act of 1999, or any other similar state Laws based on the Uniform Electronic Transactions Act.
17.Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
(a)No Other Relationship. Each of the Underwriters, the Forward Purchaser and the Forward Seller is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and that no fiduciary, advisory or agency relationship by and among the Company and the Representatives, the Forward Purchaser and the Forward Seller has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives, the Forward Purchase or the Forward Seller has advised or is advising the Company on other matters;
(b)Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters, the Forward Purchaser, the Forward Seller and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)Absence of Obligation to Disclose. The Company has been advised that the Underwriters, the Forward Purchaser and the Forward Seller and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters, the Forward Purchaser and the Forward Seller have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
(d)Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters, the Forward Purchaser and the Forward Seller for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters, the Forward Purchaser and the Forward Seller shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
18.Applicable Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.
19.Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter, the Forward Purchaser, the Forward Seller or any indemnified party. Each of the Underwriters, the Forward Purchaser and the Forward Seller and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.
20.Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter, the Forward Purchaser or the Forward Seller that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter, the Forward Seller or the Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(a)In the event that any Underwriter, the Forward Purchaser or the Forward Seller that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter, the Forward Purchaser or the Forward Seller becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter, the Forward Purchaser or the Forward Seller are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
As used in this Section 20:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

NorthWestern Corporation

By:	/s/ Crystal D. Lail
Name: Crystal D. Lail Title: Vice President and Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

BOFA SECURITIES, INC.

By:	/s/ Ahmad Masud
Name: Ahmad Masud Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Lucy Brash
Name: Lucy Brash Title: Executive Director

Acting on behalf of itself and as the Representatives of the several Underwriters
[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

BOFA SECURITIES, INC.

By:	/s/ Ahmad Masud
Name: Ahmad Masud Title: Managing Director

As Forward Seller
BANK OF AMERICA, N.A.

By:	/s/ Jake Mendelsohn
Name: Jake Mendelsohn Title: Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement
[Signature Page to Underwriting Agreement]

Schedule A

Name	Number of Primary Securities to be Purchased	Number of Borrowed Underwritten Securities to be Purchased
BofA Securities, Inc.	630,842	2,102,805
J.P. Morgan Securities LLC	350,468	1,168,225
Wells Fargo Securities, LLC	140,187	467,290
BMO Capital Markets Corp.	56,075	186,916
CIBC World Markets Corp.	56,075	186,916
Credit Suisse Securities (USA) LLC	56,074	186,916
KeyBanc Capital Markets Inc.	56,074	186,915
MUFG Securities Americas Inc.	56,074	186,915
Total	1,401,869	4,672,898

    Schedule B-1

Pricing Information

1.The Initial Public Offering Price per share for the Primary Securities is $53.50.
2.The number of Primary Securities purchased by the Underwriters is 1,401,869.
3.The Initial Public Offering Price per share for the Borrowed Underwritten Securities is $53.50.
4.The number of Borrowed Underwritten Securities purchased by the Underwriters is 4,672,898.

Schedule B-2

General Use Issuer Free Writing Prospectuses

None.

Schedule C

Schedule of Subsidiaries

Name	State of Jurisdiction of Incorporation or Limited Partnership
The Clark Fork and Blackfoot, L.L.C.	Montana
NorthWestern Services, LLC	Delaware
Canadian-Montana Pipe Line Corporation	Canada
Risk Partners Assurance, Ltd.	Bermuda
Lodge Creek Pipelines, LLC	Nevada
Willow Creek Gathering, LLC	Nevada
Havre Pipeline Company, LLC	Texas
NorthWestern Energy Solutions, Inc.	Delaware

Schedule D

Form of Additional Forward Sale Agreement
[see attached]

[ ], 2021
To:        NorthWestern Corporation
3010 W. 69th Street
Sioux Falls, South Dakota 57108
From:    Bank of America, N.A.

Dear Sirs,
The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.
1.The definitions and provisions contained in the 2006 ISDA Definitions (the “2006 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the 2006 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the 2002 Definitions and the 2006 Definitions, the 2002 Definitions will govern. In the event of any inconsistency between the 2006 Definitions, the 2002 Definitions, this Confirmation and the Agreement (as defined below), the following will prevail in the order of precedence indicated: (i)  this Confirmation, (ii) the 2002 Definitions, (iii) the 2006 Definitions and (iv) the Agreement.
Each party further agrees that this Confirmation evidences a complete binding agreement between Dealer and Counterparty as to the subject matter and terms of the Transaction to which this Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Confirmation, together with any other Confirmations for forward transactions entered into between Dealer and Counterparty and referencing the Underwriting Agreement (as defined below) (each, an “Additional Confirmation”), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form on the Trade Date (but without any Schedule except for the election of the laws of the State of New York as the governing law). The parties hereby agree that no transaction other than the Transaction to which this Confirmation relates and any “Transaction” as defined in an Additional Confirmation shall be governed by the Agreement. For purposes of the 2002 Definitions, the Transaction is a Share Forward Transaction.
Dealer and Counterparty each represents to the other that it has entered into the Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.
2.The terms of the particular Transaction to which this Confirmation relates are as follows:
General Terms:
Dealer:    Bank of America, N.A.
Counterparty:    NorthWestern Corporation
Trade Date:    [ ], 2021

1

Effective Date:	[ ], 2021 or such later date on which the conditions set forth in Section 3 of this Confirmation under “Conditions to Effectiveness”, clauses (i) through (v), have been satisfied.
Base Amount:	Initially, if the condition set forth in Section 3 of this Confirmation under “Conditions to Effectiveness,” clause (vi), has been satisfied, [•] Shares (the “Full Number of Shares”), and otherwise, the Actual Sold Forward Amount (as defined in Underwriting Agreement, with the Actual Sold Forward Amount or the Full Number of Shares, as applicable, being the “Initial Base Amount”). On each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date upon the satisfaction of Counterparty’s obligations with respect to such Settlement Date.
Maturity Date:	February 28, 2023 (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).
Forward Price:
On the Effective Date, the Initial Forward Price, and on any other day, the Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	USD $51.8950 per Share.
Daily Rate:	For any day, (i)(A) Overnight Bank Rate for such day, minus (B) the Spread, divided by (ii) 365. For the avoidance of doubt, the Daily Rate may be negative.
Overnight Bank Rate:
For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>“, or any successor page; provided that if no rate appears for any day on such page, the rate for the immediately preceding day for which a rate appears shall be used for such day.

Spread:	0.75%
Forward Price Reduction Date:	Each date set forth on Schedule I under the heading “Forward Price Reduction Date.”
Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.
Shares:	Common stock, par value $0.01 per share, of Counterparty (also referred to herein as the “Issuer”) (Exchange identifier: “NWE”).
Exchange:	The Nasdaq Global Select Market
Related Exchange(s):	All Exchanges.
2

Clearance System:	DTC.
Calculation Agent:
Dealer; provided that, following the occurrence and during the continuance of an Event of Default of the type provided in Section 5(a)(vii) of the Agreement with respect to which Dealer is the Defaulting Party, Counterparty shall have the right to designate a leading dealer in the over-the-counter equity derivatives market to act as the Calculation Agent. In the event that the Calculation Agent makes any determination or calculation pursuant to this Confirmation, the Agreement or the 2002 Definitions, promptly following receipt of a written request from either party hereto, the Calculation Agent shall provide an explanation in reasonable detail of the basis for such determination or calculation as promptly as practicable, it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or other information that is proprietary or may be subject to contractual, legal or regulatory obligations not to disclose.

Settlement Terms:

Settlement Date:
Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by (a) Dealer pursuant to “Termination Settlement” below or (b) Counterparty in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Dealer at least (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, or (ii) sixty Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that (i) the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero and (ii) if Cash Settlement or Net Share Settlement applies and Dealer shall have fully unwound its hedge during an Unwind Period by a date that is more than two Scheduled Trading Days prior to a Settlement Date specified above, Dealer may, by written notice to Counterparty, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date.

Settlement Shares:
With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount (reduced, in the case of a designation by Counterparty, by any Settlement Shares for which settlement is still pending), designated as such by Counterparty in the related Settlement Notice or by Dealer pursuant to “Termination Settlement” below; provided that on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount on such date (reduced by any Settlement Shares for which the Maturity Date would be the Settlement Date other than pursuant to this proviso).

Settlement:
Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Counterparty as set forth in a Settlement Notice delivered on or after the Effective Date that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Dealer would be unable, in its good faith and reasonable judgment, to unwind its hedge by the end of the Unwind Period (and Dealer shall be deemed to have completed unwinding its hedge with respect to such Settlement Shares when it purchases (or, to the extent applicable, unwinds derivative positions (including, but not limited to, swaps or options related to the Shares) resulting in Dealer’s synthetic purchase of) an aggregate number of Shares equal to the number of Settlement Shares for such Settlement Date) in a manner that, in the good faith and reasonable judgment of Dealer based upon the advice of counsel and taking into account any unwind periods under an Additional Confirmation, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act (“Rule 10b-18”) or due to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period or (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”). For the avoidance of doubt, during any Unwind Period, Counterparty may elect Physical Settlement (as described above) in respect of any Shares that are not Settlement Shares for the Cash Settlement or Net Share Settlement, as the case may be, to which such Unwind Period relates.

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Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Counterparty delivers to Dealer with such Settlement Notice a representation signed by Counterparty substantially in the following form: “As of the date of this Settlement Notice and as of the Trade Date, (A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares, (B) Counterparty is designating the date contained herein as a Settlement Date and is electing Cash Settlement or Net Share Settlement, as the case may be, in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act or any other provision of the federal securities laws, (C) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), (D) Counterparty would be able to purchase a number of Shares equal to the number of Settlement Shares designated in such Settlement Notice (or, in the case of Net Share Settlement, if greater, a number of Shares with a value as of the date of such Settlement Notice equal to the product of such number of Settlement Shares and the applicable Forward Price for such Net Share Settlement) in compliance with the laws of Counterparty’s jurisdiction of organization and (E) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law or regulation applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.”
Unwind Period:	Each Exchange Business Day during the period from and including the first Exchange Business Day following the date Counterparty validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the second Scheduled Trading Day preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day), subject to “Termination Settlement” below. If any Exchange Business Day during an Unwind Period is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of the Transaction (including, without limitation, the Cash Settlement Amount and the number of Net Share Settlement Shares) to account for the occurrence of such Disrupted Day.
Market Disruption Event:	Section 6.3(a) of the 2002 Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case that the Calculation Agent determines is material”. Section 6.3(d) of the 2002 Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.
Regulatory Disruption:	For each Transaction, any event that Dealer, based on the advice of counsel, determines in good faith makes it reasonably necessary or appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures that generally apply to transactions of a nature and kind similar to the Transaction for Dealer to refrain from or decrease any market activity in connection with the Transaction.
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Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.
Physical Settlement:
In lieu of the obligations set forth in Section 9.2 of the 2002 Definitions, on any Settlement Date in respect of which Physical Settlement applies, Counterparty shall deliver to Dealer through the Clearance System the Settlement Shares for such Settlement Date, and Dealer shall deliver to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered pursuant to the terms of this Confirmation (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:	For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date and (ii) the number of Settlement Shares for such Settlement Date.
Cash Settlement:	In lieu of the obligations set forth in Sections 8.4 and 8.5 of the 2002 Definitions, on any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Settlement Date is a positive number, Dealer will pay such Cash Settlement Amount to Counterparty. If the Cash Settlement Amount is a negative number, Counterparty will pay the absolute value of such Cash Settlement Amount to Dealer. Such amounts shall be paid on the Settlement Date.
Cash Settlement Amount:
For any Settlement Date in respect of which Cash Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) (A) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the Unwind Period, which is addressed in clause (2) below), minus USD 0.02, minus (B) the volume-weighted average price per Share of the Shares purchased by Dealer (or its agent or affiliate) during the Unwind Period for such Settlement in connection with unwinding its hedge position relating to such Settlement, multiplied by (ii) the number of Settlement Shares for such Settlement Date, minus (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, multiplied by (ii) the number of Settlement Shares with respect to which Dealer has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the number of Net Share Settlement Shares is a (i) negative number, Dealer shall deliver a number of Shares to Counterparty equal to the absolute value of the Net Share Settlement Shares, or (ii) positive number, Counterparty shall deliver to Dealer the Net Share Settlement Shares; provided that if Dealer determines in its good faith judgment that it would be required to deliver Net Share Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.
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Net Share Settlement Shares:	For any Settlement Date in respect of which Net Share Settlement applies, a number of Shares (rounded down to the nearest integer) equal to (x)(a) the number of Settlement Shares for such Settlement Date, minus (b) the number of Shares Dealer actually purchases during the Unwind Period for a total purchase price equal to the difference between (1) the product of (i) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the Unwind Period, which is addressed in clause (2) below), minus USD 0.02, multiplied by (ii) the number of Settlement Shares for such Settlement Date, minus (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, multiplied by (ii) the number of Shares with respect to which Dealer has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date plus (y) cash in lieu of any fractional Shares included in such number of Net Share Settlement Shares but not delivered due to the rounding required hereby, valued at the average price of Dealer’s purchases during the Unwind Period.
Settlement Currency:	USD.
Failure to Deliver:	Inapplicable.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment. Notwithstanding anything in the 2002 Definitions to the contrary, the Calculation Agent may make an adjustment pursuant to Calculation Agent Adjustment to any one or more of the Base Amount, the Forward Price and any other variable relevant to the settlement or payment terms of the Transaction.
Additional Adjustment:
If, in Dealer’s good faith and reasonable judgment, the stock loan fee to Dealer (or an affiliate thereof), excluding the federal funds rate (or other interest rate) component payable by the relevant stock lender to Dealer or such affiliate (the “Stock Loan Fee”), over any twenty consecutive Scheduled Trading Days, of borrowing a number of Shares equal to the Base Amount to hedge its exposure to the Transaction exceeds a weighted average rate equal to 25 basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Dealer for the amount by which the Stock Loan Fee exceeded a weighted average rate equal to 25 basis points per annum. The Calculation Agent shall notify Counterparty prior to making any such adjustment to the Forward Price and, upon the request of Counterparty, Dealer shall provide an itemized list of the Stock Loan Fees for such twenty consecutive Scheduled Trading Days.

Extraordinary Events:
    Extraordinary Events:     In lieu of the applicable provisions contained in Article 12 of the 2002 Definitions, the consequences of any applicable Extraordinary Event (including, for the avoidance of doubt, any Nationalization, Insolvency, Delisting, or Change in Law), shall be as specified below under the headings “Acceleration Events” and “Termination Settlement”.
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Account Details:

Payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.
Payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.
Delivery of Shares to Dealer:	To be advised.
Delivery of Shares to Counterparty:	To be advised.
3.Other Provisions:
Conditions to Effectiveness:
The effectiveness of this Confirmation on the Effective Date shall be subject to (i) the condition that the representations and warranties of Counterparty contained in the Underwriting Agreement dated November 16, 2021 among Counterparty, Dealer and Forward Seller (the “Underwriting Agreement”) and any certificate delivered pursuant thereto by Counterparty are true and correct on the Effective Date as if made as of the Effective Date, (ii) the condition that Counterparty has performed all of the obligations required to be performed by it under the Underwriting Agreement on or prior to the Effective Date, (iii) the condition that Counterparty has delivered to Dealer an opinion of counsel pursuant to and in compliance with Section 8(d) of the Underwriting Agreement, (iv) the satisfaction of all of the conditions set forth in Section 8 of the Underwriting Agreement, (v)  the Optional Closing Date (as defined in the Underwriting Agreement) shall have occurred as provided in the Underwriting Agreement and (vi) the condition that neither of the following has occurred: (A) in Dealer’s good faith and reasonable judgment when the Optional Closing Date (as defined in the Underwriting Agreement is scheduled to occur, Dealer (or its affiliate) would be unable to borrow and deliver for sale a number of Shares equal to the Base Amount, or (B) in Dealer’s good faith and reasonable judgment either it is impracticable to do so or Dealer (or its affiliate) would incur a Stock Loan Fee of more than a rate equal to 25 basis points per annum to do so (in which event this Confirmation shall be effective but the Initial Base Amount for the Transaction shall be equal to the Actual Sold Forward Amount, if any).
Representations and Agreements of Counterparty:
Counterparty (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction; and (iii) is entering into the Transaction for a bona fide business purpose.
Counterparty is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Counterparty’s ability to perform its obligations hereunder.
Counterparty will by the next succeeding New York Business Day notify Dealer upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.
Additional Representations, Warranties and Agreements of Counterparty: Counterparty hereby represents and warrants to, and agrees with, Dealer as of the date hereof that:
(a)Any Shares, when issued and delivered by Counterparty in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.
(b)Counterparty has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the full number of Shares as shall be issuable at such time upon settlement of the Transaction by means of Physical Settlement plus the maximum number of Shares issuable upon physical settlement (howsoever described) of any other “transaction” pursuant to an Additional Confirmation or any
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other transaction or agreement to which it is a party. All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange.
(c)Counterparty agrees to provide Dealer at least 15 days’ written notice (an “Issuer Repurchase Notice”) prior to any repurchase of Shares by Counterparty or any of its subsidiaries (or entering into any contract that would require, or give the option to, Counterparty or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) being (i) equal to or greater than 8.5% of the outstanding Shares and (ii) greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the Base Amount plus the aggregate of the “Base Amounts” as defined in each Additional Confirmation then in effect and (2) the denominator of which is the number of Shares outstanding on such day.
(d)No filing with, or approval, authorization, consent, license registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) as may be required to be obtained under state securities laws.
(e)Counterparty agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage would be equal to or greater than 9.5%.
(f)Counterparty is not, and will not be, insolvent, nor will Counterparty be rendered insolvent as a result of entering into, or performing its obligations under, the Transaction.
(g)Neither Counterparty nor any of its affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that would be reasonably likely to cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Counterparty. Without limiting the generality of the foregoing, during any Unwind Period for any Transaction, except with the prior written consent of Dealer, Counterparty will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares.
(h)Counterparty will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period with respect to the Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M).
(i)Counterparty is an “eligible contract participant” (as such term is defined in Section 1 a(18) of the Commodity Exchange Act, as amended).
(j)In addition to any other requirements set forth herein, Counterparty agrees not to elect Cash Settlement or Net Share Settlement if, in the reasonable judgment of either Dealer or Counterparty, such settlement or Dealer’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Counterparty.
(k)Counterparty (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least $50 million as of the date hereof.
(l)Without limiting the generality of Section 13.1 of the 2002 Definitions, it acknowledges that Dealer is not making any representations or warranties with respect to the treatment of any Transaction, including
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without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;
(m)Counterparty acknowledges and agrees that:
(i)during the term of the Transaction, Dealer and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;
(ii)Dealer and its Affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to the Transaction;
(iii)Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price;
(iv)any market activities of Dealer and its Affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price, each in a manner that may be adverse to Counterparty; and
(v)the Transaction is a derivatives transaction in which it has granted Dealer the right, under certain circumstances, to receive cash or Shares, as the case may be; Dealer may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Counterparty under the terms of the Transaction.
(n)The assets of Counterparty do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor Regulations promulgated thereunder or similar law.
Covenant of Counterparty:
Counterparty acknowledges and agrees that any Shares delivered by Counterparty to Dealer on any Settlement Date will be newly issued Shares and, subject to the provisions of “Private Placement Procedures” below, when delivered by Dealer (or an affiliate of Dealer) to securities lenders from whom Dealer (or an affiliate of Dealer) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether such stock loan is effected by Dealer or an affiliate of Dealer. Accordingly, subject to the provisions of “Private Placement Procedures” below, Counterparty agrees that the Shares that it delivers to Dealer on each Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System. In addition, Counterparty represents and agrees that any such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance.
Covenants of Dealer:
(a)Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Dealer shall use any Shares delivered by Counterparty to Dealer on any Settlement Date to return to securities lenders to close out open Share loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under this Confirmation.
(b)Following any election of Cash Settlement or Net Share Settlement by Counterparty, in addition to the representations, warranties and covenants in the Agreement and elsewhere in this Confirmation, Dealer represents, warrants and covenants to Counterparty that Dealer shall use commercially reasonable efforts, during any Unwind Period, to make all purchases of Shares in connection with such election in a manner that would comply with the limitations set forth in clauses (b)(1), (b)(2), (b)(3) and (b)(4) and (c) of Rule 10b-18, as if such rule were applicable to such purchases (and considering only such purchases when determining compliance with the foregoing provisions), after taking into account any applicable U.S. Securities and Exchange Commission no-action letters as appropriate, subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Dealer’s control; provided that, without limiting the generality of the first sentence of this paragraph (b), Dealer shall not be responsible for any failure to comply with Rule 10b-18(b)(3) to the extent any transaction that was executed (or deemed to be executed) by or on behalf of Counterparty or an “affiliated purchaser” (as
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defined under Rule 10b-1 8) pursuant to a separate agreement is not deemed to be an “independent bid” or an “independent transaction” for purposes of Rule 10b-18(b)(3).
(c)Dealer hereby represents and covenants to Counterparty that it has implemented policies and procedures, taking into consideration the nature of its business, reasonably designed to prevent individuals making investment decisions related to any Transaction from having access to material nonpublic information regarding Issuer that may be in possession of other individuals at Dealer.
Insolvency Filing:
Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, upon any Insolvency Filing in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).
Extraordinary Dividends:
If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date and on or prior to the Maturity Date (or, if later, the last date on which Shares are delivered by Counterparty to Dealer in settlement of the Transaction), Counterparty shall pay an amount, as determined by the Calculation Agent, in cash equal to the product of such Extraordinary Dividend and the Base Amount to Dealer on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares or (ii) the Maturity Date. “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend. For the avoidance of doubt, an Extraordinary Dividend shall not constitute a Potential Adjustment Event.
Acceleration Events:
The following events shall each constitute an “Acceleration Event”:
(d)Stock Borrow Events. In the good faith and reasonable judgment of Dealer, Dealer (or its affiliate) is unable to hedge Dealer’s exposure to the Transaction because (A) of the lack of sufficient Shares being made available for Share borrowing by lenders, (B) Dealer (or its affiliate) would incur a Stock Loan Fee of more than a rate equal to 200 basis points per annum or (C) it is otherwise commercially impracticable (a “Stock Borrow Event”);
(e)Dividends and Other Distributions. On any day occurring after the Trade Date Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this clause (b) only) to but excluding the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I or (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as determined by Dealer;
(f)ISDA Early Termination Date. Either Dealer or Counterparty has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;
(g)Other ISDA Events. The announcement of any event that if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or announcement or statement of, the formal or informal interpretation”, (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)” and (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Dealer on the Trade Date”;
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(h)Issuer Repurchases. Counterparty publicly announces or discloses any Issuer Repurchase (whether or not subsequently amended) that alone, or in the aggregate, results in, or could result in, the Base Amount plus the aggregate of the “Base Amounts” as defined in each Additional Confirmation then in effect representing more than 9.0% of the total outstanding Shares (assuming the consummation of such proposed Issuer Repurchase); or
(i)Ownership Event. In the sole judgment of Dealer, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies).
For purposes of clause (f) above, the “Share Amount” as of any day is the number of Shares that Dealer and any of its affiliates and any person whose ownership position would be aggregated with that of Dealer, including any “group” (within the meaning of Section 13 of the Exchange Act) of which Dealer or any affiliate is or may be deemed to be a part (Dealer or any such affiliate, person or group, a “Dealer Person”) under any law, rule, regulation or regulatory order that for any reason becomes applicable to ownership of Shares after the Trade Date (“Applicable Laws”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Laws, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity and other than any filing under Section 13 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Laws, as determined by Dealer in its reasonable discretion (it being understood that reporting obligations under Section 13 or Section 16 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date, will not be deemed to have an adverse effect), minus (y) 1% of the number of Shares outstanding.
Termination Settlement:
Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to the Post-Effective Limit, (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists and (iii) in the case of an Acceleration Event arising out of an Issuer Repurchase, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to cause the Base Amount plus the aggregate of the “Base Amounts” as defined in each Additional Confirmation then in effect to be less than 9.0% of the total outstanding Shares (assuming consummation of such proposed Issuer Repurchase). If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date.
Private Placement Procedures
If Counterparty is unable to comply with the provisions of “Covenant of Counterparty” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Dealer otherwise determines that in its reasonable opinion based upon the advice of counsel any Settlement Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under “Covenant of Counterparty” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Dealer; provided that Dealer may not otherwise determine that the Settlement Shares are Restricted Shares based solely upon Dealer not having borrowed and sold a number of Shares equal to the Base Amount on or before the Hedge Completion Date pursuant to the Registration Statement (as defined in the Underwriting Agreement) with delivery of the Prospectus (as defined in the Underwriting Agreement), if there has been no change in law or a change in the policy of the Securities and Exchange Commission or its staff.
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Rule 10b5-1:
It is the intent of Dealer and Counterparty that following any election of Cash Settlement or Net Share Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act (“Rule 10b5-1”), that this Confirmation shall be interpreted to comply with the requirements of such Rule 10b5-1(c) and that Counterparty shall not take any action that results in the Transaction not so complying with such requirements.
Without limiting the generality of the preceding paragraph, Counterparty acknowledges that (i) during any Unwind Period Counterparty does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its agent or affiliate) in connection with this Confirmation and (ii) Counterparty is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.
Counterparty hereby agrees with Dealer that, with respect to any Cash Settlement or Net Share Settlement hereunder, from the time Counterparty validly elects Cash Settlement or Net Share Settlement to the end of any Unwind Period Counterparty shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any trading personnel of Dealer For purposes of the Transaction, “Material Non-Public Information” means information relating to Counterparty or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Counterparty to its shareholders or in a press release, or contained in a public filing made by Counterparty with the Securities and Exchange Commission and (b) when evaluated in light of the total mix of available information concerning the Counterparty, a reasonable investor would consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information related to the following matters should be considered “material” for the purposes of this paragraph only: dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, significant merger or acquisition proposals or agreements, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information.
Maximum Share Delivery:
Notwithstanding any other provision of this Confirmation, in no event will Counterparty be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to 150% the Initial Base Amount to Dealer, subject to reduction by the amount of any Shares delivered by Counterparty on any prior Settlement Date.
Transfer and Assignment:
Dealer may assign or transfer any of its rights or delegate any of its duties hereunder without the prior consent of Counterparty to any affiliate of Dealer that has at the time of such assignment or transfer a senior unsecured debt rating by at least one of Moody’s Investors Services, Inc. or Standard & Poors Inc. (the “Credit Rating”) equal to or higher than the Credit Rating of Dealer so long as (a) any guarantee of Dealer’s obligations hereunder continues to remain in full force and effect with respect to such assignee or transferee, (b) Counterparty will not be required to pay to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Counterparty would have been required to pay Dealer in the absence of such assignment or transfer, (c) Counterparty will not receive a payment from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) of the Agreement in excess of that which Dealer would have been required to so withhold or deduct in the absence of such assignment or transfer, unless Dealer would be required to pay to Counterparty amounts under Section 2(d)(i)(4) of the Agreement in respect of such Tax, and (d) no Event of Default, Potential Event of Default or Termination Event will occur as a result of such assignment or transfer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of the Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty to the extent of any such performance.
Indemnity
Counterparty agrees to indemnify and hold harmless Dealer and its affiliates and their respective directors, officers, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”)
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from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, the execution or delivery of this Confirmation, the performance by the parties hereto of their respective obligations under the Transaction or any breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Counterparty will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court to have resulted from Dealer’s gross negligence or willful misconduct. If for any reason the foregoing indemnification is unavailable to any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. Counterparty also agrees that no Indemnified Party shall have any liability to Counterparty or any person asserting claims on behalf of or in right of Counterparty in connection with or as a result of any matter referred to in this Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty result from the gross negligence, willful misconduct or bad faith of the Indemnified Party. The provisions of this Section 9 shall survive the completion of the Transactions contemplated by this Confirmation.
Notice
    Non-Reliance:                Applicable
    Additional Acknowledgments:        Applicable
    Agreements and Acknowledgments
    Regarding Hedging Activities:         Applicable
4.The Agreement is further supplemented by the following provisions:
No Collateral or Setoff:
Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations under the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) the Transaction and the “Transactions” governed by Additional Confirmations and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.
Status of Claims in Bankruptcy:
Dealer acknowledges and agrees that this confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transaction.
Limit on Beneficial Ownership:
Notwithstanding any other provisions hereof, Dealer shall not be entitled to receive or take delivery of any Shares deliverable hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Section 16 Percentage would exceed 9.0% or (iii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 2,643,743 Shares (the “Threshold Number of Shares”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount
13

would exceed the Post-Effective Limit, (ii) the Section 16 Percentage would exceed 9.0% or (iii) Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that, after such delivery, (i) the Share Amount would not exceed the Post-Effective Limit, (ii) the Section 16 Percentage would not exceed 9.0% and (iii) Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Dealer and any of its affiliates and any other person subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Dealer or any affiliate is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.
In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.
Wall Street Transparency and Accountability Act:
In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the 2002 Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).
Miscellaneous:
(a)Addresses for Notices. For the purpose of Section 12(a) of the Agreement:
Address for notices or communications to Dealer:

    Attention:    Rohan Handa
    Title:        Director
    Email:        rohan.handa@bofa.com
    Telephone No:    646-855-8654
Address for notices or communications to Counterparty:

Address:    NorthWestern Corporation
    3010 W. 69th Street
        Sioux Falls, South Dakota 57108
    Email: crystal.lail@northwestern.com

Attention:    Crystal Lail
    Chief Financial Officer
(b)Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications herein.
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Acknowledgements.
The parties hereto intend for:
(c)the Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, qualifying for the protections under Section 555 of the Bankruptcy Code;
(d)a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;
(e)Dealer to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code;
(f)all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code; and
(g)the parties intend for this Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003.
Other Forward:
Counterparty agrees that it shall not cause to occur, or permit to exist, an Unwind Period at any time there is an “unwind period” or equivalent term under any other Counterparty forward sale or similar transaction with any financial institution other than Dealer (including any Additional Confirmation and any “transaction” under any forward confirmation with any financial institution other than Dealer) or any other period in which Counterparty directly or indirectly issues and sells Shares pursuant to an underwriting, equity distribution or similar agreement or under any “transaction” under a forward confirmation with Dealer or any other financial institution.
Severability.
If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to the Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.
U.S. Resolution Stay Protocol.
The parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as “Regulated Entity” and/or “Adhering Party” as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a
15

part of this Confirmation, and for such purposes this Confirmation shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider. “QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.
Counterparts.
This Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Confirmation by signing and delivering one or more counterparts. Counterparts shall be manually signed and may be delivered via facsimile, electronic mail or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
Tax Matters.
(h)For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement and any other payments of interest and penalty charges for late payment) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.
(i)For the purpose of Section 3(f) of the Agreement:
(i)Counterparty makes the following representation(s):
(A)It is a “U.S. person” (as that term is used in section 1.1441 -4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.
(B)It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of California, and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(A).
(j)Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.
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HIRE Act.
To the extent that either party to the Agreement with respect to this Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to this Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to this Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to this Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of this Transaction.
Dealer Tax Rep.
Dealer is a national banking association organized and existing under the laws of the United States of America, is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(M), and its federal taxpayer identification number is 94-1687665. Dealer is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes. For purposes of this Agreement, Dealer will deliver an IRS Form W-9 on the Trade Date and thereafter as reasonably requested by Counterparty.

[Remainder of page intentionally left blank]
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Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.
Yours faithfully,

BANK OF AMERICA, N.A.

By:
Name:
Title:
Confirmed as of the date first written above:

NORTHWESTERN CORPORATION

By:
Name:
Title:
Signature Page to Letter Agreement

SCHEDULE I
FORWARD PRICE REDUCTION DATES AND AMOUNTS
[provided separately]

I-1

ANNEX A
PRIVATE PLACEMENT PROCEDURES
(i)If Counterparty delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in customary private placement procedures for issuers comparable to Counterparty with respect to such Restricted Shares reasonably acceptable to Dealer; provided that if, on or before the date that a Private Placement Settlement would occur, Counterparty has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer) or Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, commercially reasonable due diligence rights customary in scope for private placements of equity securities of similar size (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placement agreements of equity securities of similar size for issuers comparable to Counterparty, all reasonably acceptable to Dealer, provided that prior to receiving or being granted access to any information, any potential purchaser may be required by Counterparty to enter into a customary nondisclosure agreement with Counterparty in respect of any such due diligence investigation. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Dealer hereunder and/or the Forward Price in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Dealer to Counterparty of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.
(ii)If Counterparty delivers any Restricted Shares in respect of the Transaction, Counterparty agrees that (i) such Shares may be transferred by and among Dealer and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Counterparty shall (so long as Dealer or any such affiliate is not an “affiliate” of Counterparty within the meaning of Rule 144 under the Securities Act) promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

A-1

Exhibit A
FORM OF OPINION OF COMPANY COUNSEL
[provided separately]

Exhibit B
FORM OF OPINION OF SPECIAL COUNSEL
[provided separately]

Exhibit C-1
LIST OF PERSONS SUBJECT TO LOCK-UP

Anthony T. Clark
Dana J. Dykhouse
Jan R. Horsfall
Britt E. Ide
Robert C. Rowe
Linda G. Sullivan
Mahvash Yazdi
Jeffrey W. Yingling
Brian B. Bird
Michael R. Cashell
Heather H. Grahame
John D. Hines
Crystal Lail
Curtis T. Pohl
Bobbi L. Schroeppel
Jeanne M. Vold

Exhibit C-2

FORM OF LOCK-UP AGREEMENT

November 16, 2021

NorthWestern Corporation
3010 West 69th Street
Sioux Falls, SD 57108

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

As Representatives of the Several Underwriters

Dear Sirs:

    As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering will be made that is intended to result in an orderly market for the common stock, $0.01 par value per share (the “Securities”) of NorthWestern Corporation, and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters (the “Representatives”). In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

    The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 60 days after the public offering date set forth on the final prospectus used to sell the Securities pursuant to the Underwriting Agreement, to which you are or expect to become parties.

    Any Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Lock-Up Agreement. A transfer of Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

    In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

    The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the offering of the Securities, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Lock-Up Agreement, participate in the offering, or sell any Securities at the price determined in the offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any other Underwriter is making such a recommendation.

    This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Lock-Up Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

    Very truly yours,

    ....................................................

[Signature Page to Lock-up Agreement]